SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)     JULY 22, 1999


                             TOUCAN GOLD CORPORATION
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               (Exact name of registrant as specified in charter)



         DELAWARE                       33-28562               75-2661571
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(State or other jurisdiction     (Commission File Number)    (IRS Employer
     of incorporation)                                      Identification No.)



8201 PRESTON ROAD, SUITE 600, DALLAS, TEXAS                        75225
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(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code              (214) 890-8065
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          (Former name or former address, if changed since last report)


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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT
                  --------------------------------

         See the discussion of the Share Exchange in Item 2 below, which may be deemed to result in a change of control of the Company.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS
                  ------------------------------------

The Share Exchange

         GENERAL. On July 22, 1999, Toucan Gold Corporation, a Delaware corporation (the "Company"), consummated the acquisition of all of the issued and outstanding capital stock of ITIS Technologies Limited, a company organized under the laws of the United Kingdom ("ITIS"), in exchange (the "Share Exchange") for 4,680,375 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), pursuant to a Share Sale Agreement re ITIS Technologies Limited (the "Share Sale Agreement"), dated July 22, 1999, by and among David J. Blanchfield, James L. Jackson, David R. Wray, Barry Jones, Ian McNeill (the "ITIS Shareholders") and the Company. The Company is obligated to issue the Shares within 20 days of July 22, 1999, the closing date of the Share Exchange (the "Closing Date"). Upon delivery of the Shares, the ITIS Shareholders will own 34% of the Company, not including outstanding warrants and options to purchase Common Stock.

         Pursuant to the Share Sale Agreement, the Company represented that on the Closing Date the Company's balance sheet would reflect net current assets valued at a minimum of approximately US$1,620,000, including certain ordinary shares (the "Minmet Shares") of Minmet plc ("Minmet"), an Irish company whose shares are quoted on the Exploration Securities Market of the Irish Stock Exchange and the London Stock Exchange, but excluding the value of Toucan Mining Limited, a wholly-owned subsidiary of the Company organized under the laws of the Isle of Man ("TML"). The value of the Minmet Shares owned by the Company will be determined by averaging the closing price of the ordinary shares of Minmet on the London Stock Exchange for the ten day trading period immediately preceding the second trading day prior to the Closing Date as disclosed in the Financial Times, not taking into account any restrictions on the sale of the Minmet Shares applicable to the Company. The Company's Board of Directors has approved a spin-off (the "Spin-Off") of the shares of TML to the stockholders of the Company. See "The Share Exchange -- The Spin-Off." The Company believes it is currently in compliance with this representation. Each ITIS Shareholder warranted pursuant to the Share Sale Agreement that he will not dispose of any of the Shares for one year from the Closing Date and will dispose of no more than one-third of his Shares per year in the first through fourth years after the Closing Date.

         Each ITIS Shareholder further agreed (i) that for 36 months after the Closing Date, he will not directly or indirectly solicit, interfere with or attempt to entice away any person who is, or has been during the past 12 months, a licensor, client, customer or employee of ITIS; and (ii) for a period of 36 months after the Closing Date, not to directly or indirectly act as a manager, agent or employee or otherwise associate himself with any entity in the business of computer software development, marketing and sale of software products substantially similar to the software products of ITIS.



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         THE SPIN-OFF.  On July 16, 1999,  the Board of Directors of the Company
approved the Spin-Off of all of the outstanding shares (the "TML Shares") of TML to the stockholders of the Company. The TML Shares will be distributed on a share for share basis to holders of the Company's common stock (the "Common Stock") as of the record date. The record date for determining the holders of Common Stock entitled to the distribution of the TML Shares has been set for August 3, 1999. Pursuant to Delaware corporate law, if the distribution of the TML Shares is not consummated within 60 days of such date a new record date will be selected. The date of the distribution of the TML Shares has not been determined because the consummation of the distribution of the TML Shares is dependent upon the satisfaction of the following conditions: (i) the conversion of TML into a public limited company under Isle of Man law and the change of its name from Toucan Mining Limited to Toucan Mining Plc; (ii) the registration of the TML Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) the furnishing of an Information Statement to the stockholders as of the record date describing TML and the distribution of the TML Shares that substantially complies with Regulation 14C under the Exchange Act. The ITIS Shareholders have agreed in the Share Sale Agreement that they are not entitled to participate in the Spin-Off.

         DIRECTORS, OFFICERS AND CONSULTANTS OF THE COMPANY AND ITIS. Pursuant to the Share Sale Agreement, Robert P. Jeffcock and Ian McNeill have been elected to the Board of Directors of ITIS. Although such action is not required by the Share Sale Agreement, the Company has appointed James L.
Jackson and David R. Wray to its Board of Directors.

         Robert Jeffcock entered into a consulting and employment agreement with the Company, dated July 22, 1999, and agreed to serve as Chairman and Chief Executive Officer of the Company and consultant to the Company for an initial term of six months, terminable thereafter upon prior written notice of one month. After the initial term, it is contemplated that Mr. Jeffcock would remain Chairman of the Board of Directors, but be replaced as Chief Executive Officer. Mr. Jeffcock will receive approximately US$4,860 per month during the term of the agreement.

         David Blanchfield, James L. Jackson and David R. Wray each entered into employment agreements with ITIS, dated July 22, 1999, and were appointed Managing Director, Technical Director and Research Development Director of ITIS, respectively. Each agreement has an initial term of three years, terminable by the Company prior to three years for cause only. Compensation for each officer will consist of approximately US$56,700 per year during the term of their agreements, payable monthly in arrears, until such time as certain funds are raised by the Company (the "Financing"), at which time each officer's compensation will increase to approximately US$121,500 per year, payable monthly in arrears, plus a bonus package which may enable each officer to earn approximately an additional US$40,500 in the first year of the employment agreement. These agreements contain confidentiality and non-competition provisions.

         Commercial Technology Limited entered into a consulting agreement with ITIS, dated July 22, 1999, agreeing to provide Ian McNeill's services as interim financial director to ITIS. The initial term of the agreement is six months, terminable thereafter upon prior written notice of one month. Commercial Technology Limited's compensation consists of a retainer of approximately $4,680 per month during the


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term of the  agreement.  CMM  Ventures  Limited  also  entered into a consulting agreement with ITIS, dated July 22, 1999, agreeing to provide Barry Jones's services as Marketing Director Designate to ITIS. The initial term of the agreement is six months, terminable thereafter upon prior written notice of one
month.  CMM  Ventures   Limited's   compensation   consists  of  a  retainer  of
approximately $4,680 per month during the term of the agreement. Once the Financing is achieved, it is contemplated that Barry Jones will join ITIS as an employee in the position of Marketing Director for an initial term of one year, terminable thereafter upon prior written notice of six months. As Marketing
Director,   Mr.  Jones  would  be  entitled  to  compensation  of  approximately
US$121,500 per year, payable monthly in arrears. ITIS consented under the agreement to Barry Jones's continued work for CCAT Limited and participation on the Board of Directors of PAS Limited.

         PROPOSED NAME CHANGE. The Board of Directors has approved a change in the name of the Company to "Toucan Internet, Inc." subject to the approval of such action by the stockholders of the Company.

ITIS

         GENERAL. ITIS is a software development company incorporated under the laws of the United Kingdom. The principal executive office of ITIS is located at 2 Parklands, Studley Roger, Ripon, North Yorkshire HG4 3AY, United Kingdom. ITIS develops software solutions that are compliant with existing protocols and standards on the Internet and intranets and enable secure, reliable and manageable business- to-business communications.

         PRODUCT. ITIS has developed Authoriszor, a fully integrated World Wide Web ("Web") management, control and security system to service the supply chain e-partnering segment of the Web, which includes business to business communications, distributed applications and application integration. ITIS is designed to complement existing firewalls and provide comprehensive Web security and control to meet the concerns of managers and information technology professionals attempting to automate supply chain management over the Web. Management of ITIS believes that Authoriszor provides features and functionality normally associated with highly specified Local Area Networks ("LAN") and management systems and confers LAN levels of security, management and control to information technology systems on the Web. ITIS is a development stage company that participates in pilot programs and the test marketing of Authoriszor, but has not sold any products and currently has no revenues.

         Microsoft, Inc. has licensed ITIS to use its "Designed for Microsoft Back Office" logo on its Authoriszor software. ITIS is also a participant in Hewlett-Packard's NETConnect program.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  ---------------------------------

                  (a)      Financial Statements of Business Acquired
                                    The   Company   will   provide    applicable
                                    financial statements within 60 days of the filing of this Current Report on Form 8-K.


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                  (b)      Pro Forma Financial Information
                                    The Company will provide applicable pro forma financial information within 60 days of the filing of this Current Report on Form 8-K.

                  (c)      Exhibits

                    10.1 Share  Sale  Agreement  re ITIS  Technologies  Limited,
                         dated July 22, 1999, by and among David J. Blanchfield, James L Jackson, David R. Wray, Barry Jones, Ian McNeill and Toucan Gold Corporation.

                    10.2 Deed of  Indemnity,  dated July 22, 1999,  by and among
                         David J. Blanchfield, James L Jackson, David R. Wray, Barry Jones, Ian McNeill and Toucan Gold Corporation.

                    10.3 Letter of  Appointment,  dated  July 22,  1999,  by and between David J. Blanchfield and ITIS Technologies Limited.

                    10.4 Letter of  Appointment,  dated  July 22,  1999,  by and between James L. Jackson and ITIS Technologies Limited.

                    10.5 Letter of  Appointment,  dated  July 22,  1999,  by and between David R. Wray and ITIS Technologies Limited.

                    10.6 Engagement Letter,  dated July 22, 1999, by and between
                         Commercial   Technology  Ltd.  and  ITIS   Technologies
                         Limited.

                    10.7 Engagement Letter,  dated July 22, 1999, by and between
                         CMM Ventures Ltd. and ITIS Technologies Limited.

                    10.8 Engagement Letter,  dated July 22, 1999, by and between
                         Robert Jeffcock and Toucan Gold Corporation.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Toucan Gold Corporation
                                                 (Registrant)


Date:    August 6, 1999                          By:      /s/ Robert P. Jeffcock
                                                         -----------------------
                                                         Robert P. Jeffcock
                                                         Chief Executive Officer